[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

SETTLEMENT AND LICENSE AGREEMENT

This Agreement is made and entered on July 16, 2018, by and between:

Forty Seven, Inc, a company organized and existing under the laws of Delaware, United States of America, with its registered address at 1490 O'Brien Drive, Suite A, Menlo Park, CA 94025, United States of America (“Forty Seven”);

and

Synthon Biopharmaceuticals B.V., a company organized and existing under the laws of The Netherlands, with its registered address at Microweg 22, 6545 CM Nijmegen, The Netherlands ("Synthon");

each referred to below individually as a "Party" and collectively as "the Parties".

WITNESSETH THAT:

A.	SSB (as identified and defined hereinafter) owns certain patents titled “Compositions and methods to enhance the immune system” (as identified and defined hereinafter).

B.

Synthon has obtained pursuant to the Collaboration and License Agreement dated October 24, 2014 with SSB, a worldwide, exclusive license, with the right to grant sublicenses, under such patents in the field of oncology.

C.

Blink (as identified and defined hereinafter) has filed an opposition to the SSB European Patent (as hereinafter defined) in the European Patent Office.  Forty Seven has filed third party observations in the opposition to the SSB European Patent and has collaborated with Blink in the opposition.

D.

The opposition filed by Blink against the SSB European Patent in the European Patent Office has been rejected by the Opposition Division of the European Patent Office and the SSB European Patent has been maintained, whereupon Blink has filed an appeal against such decision with the European Patent Office and the appeal has been referred to the Board of Appeal of the European Patent Office under File Number T0307/17.  On June 4, 2018, Forty Seven acquired the opposition appeal from Blink as a business asset, along the all of other assets of Blink’s anti-CD47 program (the “BliNK Asset Acquisition”).  Subsequently, the appeal opposition has been transferred from Blink to Forty Seven in the European Patent Office.

E.

Forty Seven has filed three petitions for inter partes review (“IPR”) of the SSB US Patent (as hereinafter defined) before the Patent Trial and Appeal Board of the United States Patent and Trademark Office.

F.

Two petitions for inter partes review of SSB US Patent filed by Forty Seven have been denied by the Patent Trial and Appeal Board of the US Patent and Trademark Office, upon which Forty Seven filed a request for reconsideration. Such request was thereafter withdrawn by Forty Seven and Forty Seven filed a third petition for inter partes review of the SSB US patent.

G.	Forty Seven has further served a claim for a declaration of invalidity and revocation of the SBB UK Patent (as hereinafter defined) in the High Court of England and Wales, which has been vacated.

H.

Forty Seven expressed an interest in a (sub)license from Synthon under the Licensed Patent Rights (as hereinafter defined) in connection with the use of Forty Seven’s antibodies that bind to CD47 in oncology.

I.	Synthon is willing to grant such a (sub)license to Forty Seven and the Parties wish to settle the Proceedings (as hereinafter defined) on the terms set out below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1:	Definitions and Interpretation
1.1	Definitions

The following definitions relate to the wording of this Agreement. The meaning and content of the below terms is set forth next to it.

“Affiliate” or

“Affiliated Company”

any company or business entity directly or indirectly Controlled by, Controlling or under common Control with a Party to this Agreement. Solely for the purpose of this definition, "Control" means with respect to any company or business entity the direct or indirect ownership of more than fifty percent (50%) of the voting stock of such company or business entity, or in the absence of ownership of more than fifty percent (50%) of the voting stock of such company or business entity, the power, directly or indirectly, to direct or cause the direction of the management and policies of such company or business entity.

"Agreement"	this agreement, including its annexes, schedules and amendments, as amended from time to time in accordance with Article 14.2.

“Annual License Fee”	an amount payable annually for the maintenance of the Patent Licenses hereunder as described in Article 4.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Blink”	Blink Biomedical SAS, a company organized and existing under the laws of France with offices at Gerland Plaza Techsud, 70 Rue Saint-Jean-de-Dieu, 69007 Lyon, France.

“Business Day”	means a day that is not a Saturday, Sunday, or a day on which banking institutions in Amsterdam, the Netherlands, or San Francisco, California, U.S.A., are required by law to remain closed.

“Buy Out Payment”	an amount payable to buy out future Royalties as described in Article 4.5.

“Collaboration and

License Agreement”	the Collaboration and License Agreement dated October 24, 2014 by and between SSB and Synthon whereby SSB granted Synthon an exclusive license under the Licensed Patent Rights in the Field.

“Conditions Precedent”	the conditions that need to be fulfilled for the Patent License to become effective, as set forth in Article 7.1.

“Confidential Information”

the terms of this Agreement and the negotiations which led to it as well as any and all non-public information concerning the business, products, financial condition, sales, customers, business partners, operations, assets or liabilities of either Party disclosed in connection with this Agreement or the Negotiation Agreement.  For clarity, the terms of this Agreement are the Confidential Information of both Parties

“Control”

with respect to any item of information, including know-how, any materials, including antibodies or antibody fragments, or any Patent Rights or other intellectual property right, the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party of the ability to use, commercialize or the ability to grant access to or license under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

“Cover”

with respect to a Valid Claim and product in a country, such Valid Claim would be infringed by the manufacture, use, sale or import of such product in such country in the absence of a license under such Valid Claim.

“Current Proceedings”	any Proceedings that are still pending at the Effective Date as indicated in Schedule B.

"Effective Date"	the date first written above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Exploit”

research, develop, make, have made, use, offer for sale, sell, import, export or otherwise exploit, or transfer possession of or title in, a product. Cognates of the word “Exploit” shall have correlative meanings.

“Field”	all human therapeutic, prophylactic or companion diagnostic applications in oncology.

“Follow on Product”	a Licensed Product other than a Lead Product comprising a second generation anti-CD47 antibody or antibody fragment being developed as a follow-on program (and not a replacement) to the Lead Product.

“Initial Payment”	an amount payable as described in Article 4.1.

“Lead Product”

a Licensed Product that contains a Hu5F9-G4 antibody or a Hu5F9-G4 antibody fragment, or a replacement anti-CD47 antibody or antibody fragment in the case of development failure of Hu5F9-G4.  A development failure includes the cessation of development of a product due to the technical, regulatory or commercial infeasibility.  The initial Lead Product is specified in Schedule C.

“Licensed Patent Rights”

(a) the Patent Rights Controlled by Synthon that are related to to antibodies that bind CD47 as set forth in Schedule A attached hereto, including future substitutions, continuations, continuations-in-part, divisions, and renewals, patents-of-addition, reissues, reexaminations and extensions or restorations (including supplementary protection certificates or the equivalent thereof and foreign counterparts of any of the foregoing) and (b) all Patent Rights granted on or claiming priority to any Patent Right described in subclause (a) above.

“Licensed Product”

any product (i) that contains a specific antibody or an antibody fragment that is Controlled by Forty Seven and that binds CD47, (ii) which is not obtained from a Third Party to whom Forty Seven grants a sublicense under the Licensed Patent Rights relating to such product, and (iii) whose manufacture, use, sale or import would infringe any Valid Claim of Licensed Patent Rights in the absence of a license under such Licensed Patent Rights. For clarity, to the extent that a product described in the preceding sentence is combined with another active ingredient, only the component of such product that binds CD47 shall be deemed to be a Licensed Product for the purposes of determining Net Sales

"Marketing Authorisation"	an authorisation issued by the Regulatory Authorities in any territory or country which provides the necessary regulatory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authorisation for the distribution, marketing, and sale of a Licensed Product.

“Milestone Event”	an event that triggers a Milestone Payment as described in Article 4.3.

“Milestone Payment”	an amount payable upon the achievement of a Milestone Event as described in Article 4.3.

"Negotiation Agreement"	the settlement negotiation agreement between the Parties dated 11 October 2017.

“Net Sales”

the gross amounts received by Forty Seven, its Affiliates or (sub)licensees (each, the “Selling Party”) from their customers for sales of Licensed Products, less (i) sales, use, excise or value added taxes and import/export duties or tariffs and similar governmental charges due or incurred in connection with the sales of such Licensed Product; (ii) reasonable and customary quantity and/or cash discounts actually allowed on account of the purchase of such Licensed Products, credits actually granted on account of rejections or returns, and payments actually made in respect of retroactive price reductions and recalls; and (iii) reasonable and customary reimbursements, discounts and rebates actually granted to customers, including, but not limited to, rebates given to health care organizations and government agencies; in each case solely to the extent reasonably allocable to the Licensed Product in accordance with the Selling Party’s standard accounting practices (which shall be US GAAP, IFRS or other internationally recognized accounting practices), as consistently applied across all products sold by such entity.

Net Sales shall not arise from sales (other than for end use) of Licensed Products between Forty Seven and its Affiliates or (sub)licensees or between its Affiliates and (sub)licensees.

If a Licensed Product either (1) is sold in the form of a co-formulated combination product containing both a Licensed Product and one or more active ingredient(s) as separate molecular entity(ies) that is(are) not Licensed Products; or (2) is sold in a form that is any combination of a Licensed Product and another pharmaceutical product that contains at least one other active ingredient that is not a Licensed Product, where such products are not formulated together but are sold together (e.g., bundled) and invoiced at a single price (in either case ((1) or (2)), a “Combination Product”), then the Net Sales of such Licensed Product in a country for the purpose of calculating payments owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, Forty Seven shall determine the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Licensed Product in the applicable country, if sold separately, and B is the total invoice price of the other active ingredient(s) in such Combination Product if sold separately in such country.  If any other active ingredient in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Licensed Product if sold separately in such country and C is the invoice price of such Combination Product in such country.  If neither such Licensed Product nor any other active ingredient in such Combination Product is sold separately in such country, Net Sales for purposes of determining royalty payments shall be multiplied by an adjustment factor to be reasonably agreed upon by the Parties.

“Option”	an option to obtain to acquire a (sub)license under the Licensed Patent Rights to Exploit the Follow on Product pursuant to Article 3.2.

“Option Exercise Fee”	the payment due upon the exercise of the Option pursuant to Article 3.2.

“Option Term”	the period during which Forty Seven may exercise the Option pursuant to Article 3.2.

“Patent License”	any (sub)licenses granted by Synthon under the Licensed Patent Rights pursuant to Article 3.1 and/or 3.2 to Exploit the Lead Product and/or the Follow on Product.

“Patent Rights”

any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon (including certificates of invention) and (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof and foreign counterparts of any of the foregoing.

“Proceedings”

(1) the opposition appeal proceedings initiated by Blink to the SSB European Patent before the Board of Appeal of the European Patent Office with case number T0307/17, which have been transferred to Forty Seven; and (2) the petition by Forty Seven for inter partes review of the SSB US Patent before the Patent Trial and Appeal Board of the United States Patent and Trademark Office with case number IPR2018-00431; and (3) the claim by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Forty Seven for a declaration of invalidity and revocation of the UK Patent served in the High Court of England and Wales with claim number HP-2016-000064.

“Receiving Party”	a Party that receives Confidential Information from or on behalf of the other Party.

“Regulatory Authority”

in relation to any territory or country the governmental authority regulating the development, use, importation, manufacture, marketing, sale and/or distribution of therapeutic substances and the granting of Marketing Authorisations.

“Royalty”	a royalty payable on Net Sales of Licensed Products as described in Article 4.4.

“Royalty Term”	the term during which Forty Seven has the obligation to pay Royalties as described in Article 4.4.

“Sanquin" or "SSB”	Stichting Sanquin Bloedvoorziening, a foundation organized and existing under the laws of The Netherlands, having its registered address at Plesmanlaan 125, 1066 CX Amsterdam, The Netherlands.

“SSB Confirmation Date”

the date that Forty Seven receives the written release and assurance from SSB described in Article 3.7, which may be provided by .pdf provided that Synthon promptly thereafter provides Forty Seven with an original version thereof.

“SSB European Patent”	the European Patent with number EP 2 282 772 B1 with title “Compositions and methods to enhance the immune system”, held by SSB and licensed exclusively to Synthon in the Field.

“SSB UK Patent”	the United Kingdom part of the European Patent, namely European Patent (UK) No. 2 282 772 B1, held by SSB and licensed exclusively to Synthon in the Field.

“SSB US Patent”	United States patent number 9,352,037 with title “Compositions and methods to enhance the immune system”, held by SSB and licensed exclusively to Synthon in the Field.

“Term”	the term of this Agreement as described in Article 8.1.

“Third Party”	any party other than the Parties or their Affiliates.

“Valid Claim”

a claim of an issued and unexpired patent included within any of the Licensed Patent Rights, provided that such patent has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been abandoned, disclaimed, surrendered, denied or admitted to be invalid or unenforceable through reissue, re-examination, an inter partes proceeding, post-grant review, opposition, or disclaimer or otherwise.

1.2	Interpretation

In this Agreement unless the context otherwise requires:

(a)	a reference to the singular include the plural and vice versa;

(b)	a reference to Articles, Schedules and Annexes are to articles of and schedules and annexes to this Agreement;

(c)	any headings to Articles, Schedules and Annexes are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

(d)

a reference to a statute or statutory provision is a reference to it as amended or re-enacted. A reference to a statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, as amended or re-enacted;

(e)

any words following the terms including, include, in particular, for example or any similar expression shall be construed solely as illustrative and shall not limit the scope of the words, description, definition, phrase or term preceding those terms;

(f)	“or” is used in its inclusive sense (i.e., “and/or”) unless the context clearly requires otherwise

(g)	a reference to writing or written includes email.

ARTICLE 2:	Settlement

2.1

Nothing in this Agreement shall affect Synthon's rights in respect of intellectual property rights other than the Licensed Patent Rights or with respect to the use thereof outside the scope of the Patent Licenses.

2.2

The Parties shall promptly discontinue, or where appropriate have discontinued, the Current Proceedings and/or collaborate with each other, where required, to have the Current Proceedings dismissed or terminated, to the extent not already vacated , dismissed or terminated at the Effective Date. In order to achieve such discontinuation of the Current Proceedings:

(a)Forty Seven shall forthwith and in any event within five (5) Business Days following the SSB Confirmation Date notify SSB/Synthon’s IPR counsel that Forty Seven desires to withdraw or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

move to dismiss its pending IPR petition described in Schedule B and, with the agreement of SSB/Synthon’s counsel, notify the USPTO Patent Trial and Appeal Board that Forty Seven requests to withdraw or move to dismiss its IPR petition and terminate the IPR.  The Parties agree to take any further actions requested by the Board to facilitate the withdrawal of the IPR petition or dismissal of the IPR proceedings; and

(b)Forty Seven shall, within five (5) Business Days following the SSB Confirmation Date, file a withdrawal of the appeal, filed with the Boards of Appeal of the European Patent Office, to the decision of the Opposition Division of the European Patent Office in the opposition to the SSB European Patent as described in Schedule B attached hereto, thereby withdrawing the appeal and finalizing the Opposition Division’s decision to maintain the SSB European Patent. Forty Seven shall not seek to remove the withdrawal of the EPO appeal after its filing, and shall not take any further actions on the opposition appeal other than those  requested by the EPO or Synthon to facilitate withdrawal of the appeal and closing of the opposition to the SSB European Patent by the EPO,

2.3

Effective as of the SSB Confirmation Date, the Parties and each of them irrevocably releases and forever discharges all and/or any claims, rights to appeal, demands, costs, liabilities, and set-offs (in each case, existing or future, contingent or actual) arising in connection with the Proceedings, in so far as said claims, rights to appeal, demands, costs, liabilities  and set-offs pertain to the alleged invalidity of SSB European Patent, the SSB US Patent and the SSB UK Patent.

2.4	Synthon shall grant Forty Seven a non-exclusive, irrevocable, worldwide (sub)license under the Licensed Patent Right as set forth in Article 3 hereof.

2.5

Subject to Article 2.6, Forty Seven shall, and Forty Seven shall procure that its Affiliates and (sub)licensees shall not, directly or indirectly, initiate, engage in, file, finance, participate in, aid or otherwise assist in any re-examination, opposition, or other action or proceeding in any patent office, or court anywhere in the world whereby the ownership, validity, patentability, entitlement to, priority and/or enforceability of all or any of the Licensed Patent Rights is challenged or otherwise disputed.

2.6

Article 2.5 shall not apply in the event that, Synthon, Sanquin, their Affiliates or (sub)licensees make, assert, initiate, bring, engage in, file, finance, aid, assist or participate in any action or proceeding against Forty Seven, its Affiliates or its (sub)licensees alleging infringement of any Licensed Patent Rights, including the sending of cease and desist letters or taking other actions that would satisty the criteria for initiation of a declaratory judgment action in U.S. district court, in which case Forty Seven, its Affiliates or its (sub)licensees shall have the right to assert any action, defence and/or counterclaim, including asserting the invalidity of the Licensed Patent Rights, that would have been available to them in the absence of this Agreement. If such action is taken by Synthon, Sanquin, and their Affiliates or (sub)licensees in the United Kingdom, Synthon shall not, and Synthon shall procure that SSB, its Affiliates and SSB’s Affiliates and their (sub)licensees shall not, object to any subsequent counterclaim for revocation of the UK Patent by Forty Seven, its Affiliates or (sub)licensees. For the avoidance of doubt, Synthon, Sanquin, their Affiliates or (sub)licensees may defend any such counterclaim for revocation.

2.7	Each Party and its Affiliates shall bear its own legal costs and other expenses incurred by or on behalf of SSB arising out of or in relation to the Proceedings or the withdrawal, vacation or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

termination thereof, and in respect of negotiating and drafting the terms of this Agreement.  Synthon shall also take responsibility for any legal costs and other expenses incurred by or on behalf of SSB arising out of or in relation to the Proceedings or the withdrawal, vacation or termination thereof, and in respect of negotiating and drafting the terms of this Agreement.

2.8

This Agreement is entered into in connection with the compromise of disputed matters and in the light of other considerations. It is not, and shall not be represented or construed by either Party as, an admission of liability or wrongdoing on the part of either Party or any other person or entity.

ARTICLE 3:	License Grant

3.1

Subject to the terms and conditions of this Agreement, Synthon hereby grants Forty Seven and Forty Seven accepts, subject to the fulfillment of the Conditions Precedent, a perpetual (unless terminated in accordance with Article 8) non-exclusive, worldwide (sub)license under the Licensed Patent Rights to Exploit the Lead Product in the Field.

Option

3.2

Synthon hereby further grants Forty Seven, subject to the fulfillment of the Condition Precedent, an irrevocable option (the “Option”) to acquire a perpetual (unless terminated in accordance with Article 8), non-exclusive, worldwide (sub)license under the Licensed Patent Rights to Exploit one Follow on Product.

3.3

The Option shall be valid for a period of [*] from the Effective Date (the “Option Term”) and may be exercised by Forty Seven at any time during the Option Term by (i) written notice to Synthon, which notice shall specify the Follow-on Product and (ii) simultaneous payment to Synthon of an exercise fee of [*] (the “Option Exercise Fee”).

3.4

Upon the exercise of the Option and payment of the Option Exercise Fee, Synthon shall, subject to the terms and conditions of this Agreement, and hereby does grant to Forty Seven a perpetual (unless terminated in accordance with Article 8) non-exclusive, worldwide (sub)license under the Licensed Patent Rights to Exploit the Follow on Product.

Sub-Licenses

3.5

Forty Seven will have the right to grant sublicenses under the Patent Licenses to its Affiliates, collaborators, corporate partners and third parties performing services on behalf of any of the foregoing.

3.6

Forty Seven covenants that its (sub)licensees will be bound by the applicable terms and conditions of this Agreement and undertakes to give Synthon sufficient assurance thereof. Forty Seven shall be responsible for failure by its (sub)licensees to comply with the applicable terms and conditions of this Agreement. Forty Seven accepts that Synthon shall have the right (to the extent legally possible), but not the obligation, to proceed directly against such entities to enforce the provisions hereof relevant to such (sub)licenses or other rights.

SSB Release and Assurance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7	Synthon will provide Forty Seven with a written release and assurance from Sanquin in the form as attached in Annex I hereto as soon as reasonably practical but in any event before September 30, 2018.

US Bankruptcy Code

3.8

All rights and licenses granted under or pursuant to this Agreement by Synthon are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any comparable foreign law, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or such similar concept under any comparable foreign law.  The Parties agree that Forty Seven, as licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any similar foreign law.

Replacement of Lead Product

3.9	Forty Seven shall have the right to replace the initial Lead Product with another Lead Product in the event of a development failure by written notice to Synthon.

ARTICLE 4:	Consideration
4.1

Initial Payment. As partial consideration for the Patent License on the Lead Product, Forty Seven shall make a non-refundable initial payment to Synthon of [*] (the “Initial Payment”), due and  payable as follows:   Upon fulfillment of the Conditions Precedent, Synthon will send Forty Seven a confirmation that such Conditions Precedent have been fulfilled along with an invoice for the full amount of the Initial Payment. Forty Seven shall pay such invoice within [*] from the date of such invoice.  For clarity, in the event that the Conditions Precedent have not been fully fulfilled, Synthon may in its discretion determine that they have nonetheless been satisfactorily fulfilled and notify Forty Seven in writing that the Conditions Precedent have been fulfilled for the purposes of this Article 4.1 and Article 3.

4.2

Annual License Fee. In further consideration for the Patent Licenses, Forty Seven shall pay Synthon, for the maintenance of such rights and licenses, an non-refundable annual license fee of [*] (the “Annual License Fee”). Such Annual License Fee payment shall for the first time become due on the first anniversary of the Effective Date and continue each year until the expiration of the last Valid Claim of a patent within the Licensed Patent Rights. Synthon shall invoice Forty Seven and Forty Seven shall pay the Annual License Fee within [*] after receipt of invoice.

4.3

Milestone Payments. In further consideration for the Patent Licenses, Forty Seven shall pay Synthon the following non-refundable milestone payments in the particular amounts specified below (“Milestone Payments”) after the achievement of the relevant milestone events set forth below (“Milestone Events”) for the Lead Product as well as the Follow on Product by Forty Seven, its Affiliates or its (sub)licensees:

(i)	[*] per Licensed Product upon [*] for such Licensed Product;

(i)	[*] upon [*] for each Licensed Product;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	[*] upon [*] for each Licensed Product.

Forty Seven shall report the dates for achieving any Milestone Event for a Licensed Product by written notice to Synthon within thirty (30) days after the occurrence thereof. Synthon shall invoice Forty Seven for the corresponding Milestone Payments following such receipt of notice and the applicable Milestone Payments shall be due no later than [*] after receipt by Forty Seven of such invoice. For purposes of clarity, Milestone Payments shall be payable once for the achievement of Milestone Events for the Lead Product. If a Lead Product achieves a Milestone Event and is later replaced in development by another Lead Product, no further Milestone Payments will be due if such replacement Lead Product achieves the same Milestone Event as the initial Lead Product, but Forty Seven shall pay the Milestone Payments for any later Milestone Events achieved by such replacement Lead Product that had not been achieved by the initial Lead Product.

4.4

Royalties on Net Sales. In further consideration of the Patent Licenses, Forty Seven shall pay to Synthon royalties on Net Sales of Licensed Products by Forty Seven, its Affiliates or (sub)licensees (the “Royalties”), calculated as follows:

(i)	for the portion of aggregate annual Net Sales that are less than [*], a Royalty of [*] of Net Sales;

(ii)	for the portion of aggregate annual Net Sales that are between [*] and [*], a Royalty of [*] of Net Sales; and

(iii)	for the portion of aggregate annual Net Sales that are more than [*], a Royalty of [*] of Net Sales.

Royalties on Net Sales by Forty Seven, its Affiliates or (sub)licensees will be payable on each Licensed Product in each country until the expiration of the last Valid Claim of a patent within the Licensed Patent Rights that Covers such Licensed Product in such country (the “Royalty Term”).  After expiration of the Royalty Term for any Licensed Product in a country, no further Royalties shall be payable in respect of Net Sales of such Licensed Product in such country.

4.5

Buy-Out Option. Forty Seven has the right to buy out its obligation to pay Royalties that may become due and payable pursuant to article 4.4 (the “Right to Buy Out”) with the following onetime payments:

(i)	for the Lead Product (including a permitted replacement thereof), [*]; and

(ii)	for the Follow on Product, [*]

(the “Buy Out Payment”). Such Right to Buy Out shall be valid for each Licensed Product and exercisable by written notice to Synthon before [*] of the Lead Product, or the Follow on Product, respectively. Synthon shall invoice Forty Seven for the corresponding Buy Out Payments following such receipt of notice and the applicable Buy Out payments shall be due no later than [*] after receipt by Forty Seven of such invoice. For purposes of clarity, in order to avoid the payment of Royalties for the Lead Product, as well as the Follow on Product, the Right to Buy Out should be exercised for each such Licensed Product separately and upon the exercise of the Right to Buy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Out no Royalties shall be payable with respect of Net Sales of those Licensed Products for which Forty Seven has timely exercised its Right to Buy Out.

4.6

Payments and Reports. Forty Seven will pay to Synthon the Royalties due and payable on Net Sales pursuant to Article 4.4 no later than [*] days after the end of each calendar quarter. Simultaneously with each payment to be made pursuant to this Article 4.6, Forty Seven will provide Synthon with a reasonably detailed calculation of Net Sales on a country-by-country basis and royalties due thereon for the corresponding calendar quarter. Such reports shall specify sales in both units and turnover (gross sales), will itemize in aggregate all rebates and other deductions made to arrive at the Net Sales reported, and will be otherwise made in sufficient detail to enable Synthon to verify whether payments made under this Article 4.6 comply with the provisions hereof.

4.7

Records. Forty Seven shall keep, and will require that its Affiliates and (sub)licensees keep, accurate and adequate records of Net Sales of all amounts of Licensed Products sold and other data that are required to be reported to Synthon hereunder. Forty Seven shall maintain, and shall require its Affiliates and (sub)licensees to maintain, such records for a period of at least [*] after the end of the calendar year in which they were generated.  Forty Seven shall, and will require that its Affiliates and (sub)licensees shall, upon and for the account of Synthon permit one or more certified public accountants, acceptable to Forty Seven, its Affiliates’ and/or (sub)licensee’s and subject to confidentiality obligations consistent with Article 5 (Confidentiality), to examine said records upon at least thirty (30) days prior written notice and during normal business hours. Such accountants shall enter into a confidentiality agreement with Forty Seven (or such Affiliate or sublicensee) on reasonable and customary terms.  Any such auditor shall not disclose Forty Seven’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Forty Seven or the amount of payments due by Synthon under this Agreement. Such examination shall be limited to the pertinent books and records for any calendar year ending not more than [*] years before the date of the request.  Forty Seven shall, and will require that its Affiliates and (sub)licensees shall, provide the accountants with information reasonably requested to explain the records. Forty Seven, or its Affiliates’ or (sub)licensee’s, acceptance of any accountant or accountants shall not be unreasonably refused or delayed. Such examination may take place during the Term, but no more often than [*], and up to [*] after termination or expiration thereof upon thirty (30) days written notification to Forty Seven, or its Affiliate or (sub)licensee. The records for any calendar year shall not be audited more than once. Upon completion of the audit, the accounting firm shall provide both Synthon and Forty Seven a written report disclosing whether the reports submitted by Forty Seven are correct or incorrect, whether the royalties paid are correct or incorrect and, in each case, the specific details concerning any discrepancies. Synthon shall bear the cost of any audit conducted under this Article 4.7, unless such audit shows, for the audited period, an underpayment between the amounts due to Synthon for such audited period and the amounts actually paid to Synthon of more than [*], in which event the costs of the audit will be borne by Forty Seven.  Any overpayments to Synthon will be credited against future amounts due hereunder.

4.8

Interest. If Synthon does not receive payment of any sum due to it pursuant to this Article 4 within the period specified herein, Synthon shall, as from the due date thereof, be entitled to interest on such payment without further notice at the then [*] from the date due through the date of payment.

4.9	Rate of Exchange. All payments under this Article 4 will be made in Euro to the bank account designated by Synthon. Net Sales of Licensed Product in currency other than Euro will, for the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

calculation of royalties, be converted into Euro, at the average of the spot rates of the foreign exchange reference rate for purchasing Euro as published by the European Central Bank during the calendar quarter to which the payment relates.

4.10

Withholding Tax. In the event that any of the payments made by Forty Seven pursuant to this Agreement become subject to withholding taxes under the laws of any jurisdiction, such amounts payable to Synthon shall be reduced by the amount of taxes deducted and withheld and the amounts of such taxes shall promptly be paid by Forty Seven for and on behalf of Synthon to the appropriate tax authorities. Forty Seven shall promptly furnish Synthon with adequate proof of payment of such tax together with receipts or other evidence of payment sufficient to enable Synthon to support a claim in respect of any sum so withheld. Any such tax required to be withheld shall be borne solely by Synthon. Forty Seven shall cooperate with Synthon in taking reasonable and legally authorized steps to reduce or avoid withholding taxes.

ARTICLE 5:	Confidentiality

5.1

Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, each Party agrees to keep confidential and not to publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information furnished by or on behalf of the other Party pursuant to this Agreement, except that a Receiving Party may disclose such Confidential Information without waiving its confidentiality, as follows:

5.1.1

in the case of each Party, to its and its Affiliates’ respective employees, officers, directors, auditors, external legal advisors, advisors, consultants, agents, and representatives (such Party’s “Representatives”), to the extent necessary to enable them to perform their functions properly, provided that such Representatives are subject to obligations of confidentiality consistent with this Article 5;

5.1.2

in relation to Synthon, to SSB to the extent SSB needs to know the Confidential Information for the execution and performance of this Agreement, and in each case under reasonable confidentiality obligations;

5.1.3	when necessary to enable or facilitate the enforcement of this Agreement; and

5.1.4

when required to comply with any duty of disclosure they may have pursuant to law or governmental regulation or pursuant to the rules of any recognised stock exchange.  In the event of such disclosure requirement, the Receiving Party shall notify the other Party prior to any disclosure, and, if allowable, coordinate with them with respect to the timing, form and content of the required disclosure. If the Parties are unable to agree on the form or content of any required disclosure, the Receiving Party shall be entitled to do so provided that such disclosure shall be limited to the minimum required by law, governmental regulation or body or pursuant to the rules of any recognised stock exchange. For the avoidance of doubt, the Parties and/or their Affiliates shall be entitled to disclose this Agreement or any information relating to it to the European Commission, Competition and Markets Authority or equivalent national regulatory or governmental body responsible for Competition Law matters in any country in the Territory without being required to notify or consult with the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2

Notwithstanding Article 5.1, either Party may disclose that the Parties have settled the Proceedings on mutually agreeable terms that do not delay or limit the Exploitation of Licensed Products in the Field.  In addition, each Party may disclose the material terms of this Agreement to any bona fide potential or actual: investor, investment banker, acquiror, merger partner, licensee, sublicensee or other financial partner; provided that in each case the recipient of such Confidential Information must agree to be bound by commercially reasonable obligations of confidentiality and non-use.

5.3

This Agreement and this Article supersede and replace the Negotiation Agreement as of the Effective Date, provided that each Party shall remain liable for any breach by such Party of the Negotiation Agreement occurring prior to the Effective Date.

5.4

If either Party desires to make any public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed content of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld or delayed. A Party commenting on such a proposed announcement shall provide its comments, if any, within three (3) Business Days after receiving such announcement for review.  Where required by applicable law or by the regulations of the applicable securities exchange upon which such Party’s securities are listed, such Party shall have the right to make a press release announcing material events occurring pursuant to this Agreement, subject only to the review procedure set forth in the preceding sentence. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Article 5.4, provided such information continues as of such time to be accurate.

5.5	The provisions of this Article 5 shall not apply to the extent that it can be established by the Receiving Party that such Confidential Information:

(i)

was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party without the use of Confidential Information disclosed hereunder by the other Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

(ii)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii)

became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party in breach of this Agreement; or

(iv)	was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information to others.

5.6

Without prejudice to any other rights or remedies that each Party may have, each Party acknowledges and agrees that damages alone may not be an adequate remedy for any breach of the terms of this Article 5 by the other Party. Accordingly, a Party shall be entitled to seek the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

remedies of injunctions, specific performance or other equitable relief for any threatened or actual breach of Article 5.

ARTICLE 6:	Representations and Warranties
6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:

(a)

It is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement, and to carry out the provisions hereof.

(b)

It is duly authorized to execute and deliver this Agreement, and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

(c)

This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound, or with its charter or by-laws.

(d)	It has not granted, and will not grant, during the Term, any right to any Third Party that would conflict with the rights granted to the other Party hereunder.

6.2	Synthon Representations and Warranties. Synthon represents and warrants that:

(a)

It has obtained under the Collaboration and License Agreement sufficient license rights under the Licensed Patent Rights to grant the Patent Licenses to Forty Seven and to the extent necessary has obtained the written agreement from SSB for the grant of such Patent Licenses.

(b)	Schedule A sets forth a complete and accurate list of the Licensed Patent Rights as of the Effective Date.

(c)	SSB is the properly recorded registered proprietor of all of the currently existing Licensed Patent Rights.

6.3	Forty Seven Representation and Warranties.

Forty Seven represents and warrants that:

(a)

Neither Forty Seven nor its Affiliates, and to the best of Forty Seven’s actual knowledge and belief none of Blink nor any of Forty Seven’s existing (sub)licensees, have on or prior to the Effective Date, directly or indirectly, initiated, engaged in, filed, financed, participated in, aided or otherwise assisted in any re-examination, opposition, or other action or proceeding in any patent office, court or other forum anywhere in the world, other than the Proceedings,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

whereby the ownership, validity, scope, patentability, entitlement to, priority and/or enforceability of all or any of the Licensed Patent Rights is challenged or otherwise disputed.

(b)	Forty Seven Controls the Hu5F9-G4 antibodies or Hu5F9-G4 antibody fragments or any other antibodies or antibody fragments that bind CD47 and that are or will be contained in any Licensed Product.

(c)

(i) BliNK has agreed in a writing to Forty Seven in connection with the BliNK Asset Acquisition that Forty Seven will have full freedom and control in relation to the future conduct of the '772 Opposition (as defined in Schedule B) and the appeal and related matters, and to cooperate with Forty Seven with respect thereto as requested by Forty Seven; (ii) Blink will not take any further positions adverse to Synthon or SSB in the ‘772 Opposition in any way and will not take any further action in the ‘772 Opposition other than actions specifically requested by Forty Seven to assist in the transfer of the ‘772 Opposition; and (iii) Forty Seven will take all actions necessary to enforce its rights and BliNK’s obligations in connection with the BliNK Asset Acquisition to accomplish the foregoing.

6.4	Synthon Covenants

(a)

Synthon covenants that during the Term, it shall not amend the Collaboration and License Agreement in any manner that would narrow the scope of the Patent Licenses without Forty Seven’s prior written consent, which Forty Seven may withhold in its sole discretion.

(b)

Without prejudice to subsection (a) above, Synthon covenants that during the Term, it shall give Forty Seven: (i) at least thirty (30) days prior written notice before any voluntary termination of the Collaboration and License Agreement by Synthon or proposed amendment of Collaboration and License Agreement that would impact the scope of the Patent Licenses; (ii) immediate written notice of any written threat to terminate or actual termination of the Collaboration and License Agreement by SSB (or any successor-in-interest thereto).

(c)

Synthon covenants that any successor-in-interest to its rights under the Collaboration and License Agreement during the Term shall, in a writing to Forty Seven, assume Synthon’s obligations (including the grant of the Option and Patent Licenses and covenants set forth in Article 2.6 and this Article 6) under this Agreement contemporaneously with such successor-in-interest acquiring Synthon’s rights under the Collaboration and License Agreement.

ARTICLE 7:	Conditions Precedent

7.1	The grant by Synthon of the Patent Licenses is conditional upon

(a)the acceptance of the request for withdrawal of or motion to dismiss the IPR petition in IPR2018-00431 by the Patent Trial and Appeal Board of the United States Patent and Trademark Office and termination of the IPR proceedings by the Patent Trial and Appeal Board; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)entry by Board of Appeal of the European Patent Office (the EPO Appeal Board) of Forty Seven’s properly filed withdrawal of its appeal in the opposition appeal proceedings against the SSB European Patent, thereby closing the appeal proceedings in the pending opposition to the SSB European Patent as described in Schedule B.

(the “Conditions Precedent”).

ARTICLE 8:	Term and Termination of the Patent License

8.1

Term. The Patent License shall commence on fulfillment of the Conditions Precedent and shall, unless terminated earlier as provided in this Article 8, continue in full force and effect until the expiration of the last Valid Claim of a patent within the Licensed Patent Rights that Covers a Lead Product or Follow-on Product (the “Term”).

8.2

Termination upon Breach. Either Party shall have the right to terminate the Patent License(s) and the Option in the event of a material breach of the terms of this Agreement by the other Party upon giving the defaulting Party sixty (60) days written notice of termination, in which case the termination automatically shall take effect sixty (60) days from the giving of such notice unless the defaulting Party shall have adequately cured the default within such period of sixty (60) days.

8.3	Termination by Forty Seven. Forty Seven may terminate this Agreement upon written notice to Synthon in the event that the SSB Confirmation Date has not occurred on or before September 30, 2018.

8.4	Termination by Synthon. Synthon has the right to terminate the Patent License(s) and the Option by written notice to Forty Seven:

(i)

at any time with immediate effect in the event Forty Seven, its Affiliates and/or (sub)licensees and/or any other person or entity under its direction and control, in violation of Article 2.5, directly or indirectly, initiate, engage in, file, finance, participate in, aid or otherwise assist in any re-examination, opposition, or other action or proceeding in any patent office, court or other forum anywhere in the world whereby the ownership, validity, patentability, entitlement to, priority and/or enforceability of all or any of the Licensed Patent Rights is challenged or otherwise disputed;

(ii)	if the Conditions Precedent have not been met on or before ninety (90) days following the SSB Confirmation Date;

(iii)

if Synthon does not receive payment of any undisputed sum due to it from Forty Seven pursuant to this Agreement within the period specified herein and Forty Seven continues to fail to make such undisputed payment within fourteen (14) days after receiving written notice from Synthon notifying Forty Seven of such overdue payment.

8.5

Consequences of Termination. Upon termination of the Patent License(s) and/or the Option by either Party for whatever reason, or of the Agreement pursuant to Article 8.3, all licenses and options granted hereunder shall cease.  Articles 5, 8.5, 8.6, 13 and 14 shall survive termination of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement. In addition, provided that the SSB Confirmation Date has occurred prior to such termination, the releases granted by the Parties pursuant to Article 2.3 will survive such termination.

8.6

Remedies Not Exclusive. The rights of termination provided hereunder are not an exclusive remedy and each Party retains all rights and remedies available to it at law and/or equity with respect to any breach hereof.

ARTICLE 9:	Relationship between Parties
9.1

The relationship between the Parties under this Agreement is that of independent contractors. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

ARTICLE 10:	No Assignment
10.1	Except as otherwise provided herein, neither Party may assign this Agreement or any part thereof without the prior written consent of the other Party, with the exception that:
(i)	either Party may assign this Agreement to its Affiliates;

(ii)	either Party may assign this Agreement to a successor of all or a substantial part of its assets to which this Agreement pertains.

Any attempted assignment in violation of this Article 10 shall be null and void.  The assigning Party shall give the other Party prompt written notice of any assignment of this Agreement.

10.2

Any permitted assignee shall assume all obligations of the assigning Party under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any obligation existing at the date of such assignment which such Party then has hereunder.

ARTICLE 11:	Severability

11.1

If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement, and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

ARTICLE 12:	Waiver
12.1

The waiver by either Party of a breach of any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission by either Party in exercising any right that it may have under this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement operate as a waiver of any breach or default by the other Party.  Any waiver of any right or obligation hereunder must be in writing and signed by an authorized representative of the Party to be charged.

ARTICLE 13:	Notices

13.1

Unless otherwise specifically provided herein, all notices required or permitted by this Agreement shall be in writing and in English and shall be personally delivered, mailed by registered mail or sent by courier requiring signature on receipt, addressed as follows:

Synthon:	Forty Seven:

Synthon Biopharmaceuticals B.V.	Forty Seven, Inc.
Microweg 22	1490 O’Brien Drive, Suite A
6545 CM Nijmegen	Menlo Park, CA 94025
The Netherlands	United States of America

Attention: CEO	Attention: CEO

Telephone: +31 24-3727700	Telephone: +1 650-352-4150

ARTICLE 14:	Governing Law and Dispute Resolution

14.1

Governing Law and Interpretation. Any dispute or claim arising out of or in connection with the validity, construction and performance of this Agreement will be governed by and construed exclusively in accordance with the laws of England and Wales. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14.2	Dispute Resolution.
14.2.1

In case of a dispute between the Parties, any interested Party shall notify the other of the cause of dispute, and that dispute shall then be referred forthwith to a senior executive of each Party, which senior executives shall try to resolve the dispute amicably.

14.2.2

If the dispute has not been resolved amicably as provided in Article 14.2.1 above within sixty (60) days of the initiation of such procedure, the dispute shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration in force at the relevant time (the “LCIA Rules”), which Rules are deemed to be incorporated by reference into this Article, by a panel of three arbitrators (the “Arbitral Tribunal”).  The place of arbitration shall be London, United Kingdom. The award issued by the Arbitral Tribunal shall be final and binding upon the Parties and shall not be subject to appeal. The Parties to this Agreement agree that a judgment recognizing and enforcing the award may be entered in any court with jurisdiction, and irrevocably submit to the jurisdiction of any such court over the Parties or their assets for purposes of recognizing and enforcing the award.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.2.3

The existence and content of the arbitral proceeding, and any rulings or award shall be kept confidential by the Parties and the arbitrator except to the extent that disclosure may be required of a Party (i) by applicable law; (ii) to protect or pursue a legal right; (iii) to enforce or challenge an award; or (iv) with the written consent of the Parties.  Notwithstanding anything to the contrary, either Party may disclose matters relating to the arbitration or the arbitral proceedings where necessary for the preparation or presentation of a claim or defense in such arbitration.

14.3	Language. All proceedings shall be conducted in the English language. All notices and communications made hereunder shall be in the English language.
14.4

Injunctive Relief. This Article 14 will, however, not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

ARTICLE 15:	Miscellaneous
15.1

Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any prior agreements between the Parties regarding the subject matter hereof. Each Party acknowledges when entering into this Agreement that it has not relied on any statements which are not set out in this Agreement.  Each Party hereby waives all rights and remedies which might otherwise be available to it in relation to any such statements. The Negotiation Agreement is hereby terminated and superseded by this Agreement.

15.2

Modifications. No modifications, amendments or supplements to this Agreement shall be effective for any purpose unless in writing signed by each Party. Approvals or consents hereunder by a Party shall also be in writing.

15.3	Interpretation. This Agreement is executed in the English language. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent.
15.4	Taxes. All the sums expressed in this Agreement are exclusive of value added tax.
15.5

Further Assurances. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement, including without limitation the registration or recordation of the rights granted hereunder.

15.6

No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, designs, trade secrets, trademarks and copyrights or any other intellectual property rights.

15.7

Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, electronic signature or e-mailed pdf each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.8

Third Party Rights. This Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.  The rights of Parties to rescind or vary this Agreement are not subject to the consent of any other person.

Remainder of page intentionally blank.

Signature page follows.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Synthon and Forty Seven have caused this Agreement to be executed by their duly authorised representatives.

SYNTHON BIOPHARMACEUTICALS B.V.	FORTY SEVEN, INC.

By:	By

Name:	Name:

Title:	Title:

By:

Name:

Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

LICENSED PATENT RIGHTS

AU2009238748

CA2720677

EP2282772 (validated in AT, BE, BG, CH, CY, DE, DK, EE. ES, FI, FR, GR, HR, HU, IE, IS, IT, LT, LU, LV, MC, MK, MT, NL, NO, PL, PT, RO, SE, SI, SK, TR)

JP5756401

U.S. patent 9352037

U.S. Patent application No. 15/618,837

U.S. Patent application No. 15/890,138

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

CURRENT PROCEEDINGS

At the US PTO: IPR2018-00431 (the requests for reconsideration on IPR2016-01529 and IPR-01530 have been withdrawn)

At the EPO: Appeal opposition proceedings T0307/17 (the “’772 Opposition”)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C

DESCRIPTION

OF

INITIAL LEAD PRODUCT (Hu5F9-G4)

Hu5F9-G4 is a fully humanized monoclonal antibody binding CD47. Hu5F9-G4 has been registered with the American Chemical Society CAS REGISTRY under the CAS Registry Number (CAS RN): 2169232-81-7. The antibody amino acid sequence of Hu5F9-G4 has been published in the patent US 9,017,675 B2 (Figure 12 A-B).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX I

RELEASE AND ASSURANCE BY SSB

To Forty Seven, Inc.

In connection with the Settlement and License by and between Forty Seven, Inc. (“Forty Seven”) and Synthon Biopharmaceuticals B.V. (“Synthon”) dated _________ 2018 (the “Settlement and License Agreement”), Stichting Sanquin Bloedvoorziening hereby acknowledges and agrees as follows:

1.Stichting Sanquin Bloedvoorziening (“SSB”) has received a copy of the Settlement and License Agreement. All capitalized words in this Release and Assurance refer to such terms as defined in the Settlement and License Agreement.

2.SSB has, pursuant to a Collaboration and License Agreement between SSB and Synthon dated October 24, 2014 and its amendments (the “Collaboration and License Agreement”), granted Synthon an exclusive license under Licensed Patent Rights in the Field with the right to grant a sublicense to Forty Seven to Exploit anti-CD47 Products in the Field.  To the extent required under Collaboration and License Agreement or otherwise, SSB hereby consents to the terms of such sublicense and other relevant terms of the Settlement and License Agreement.

3.SSB hereby agrees that in the event the Collaboration and License Agreement terminates with respect to one or more Licensed Patent Rights, the Settlement and License Agreement will automatically convert into a direct right and/or license from SSB to Forty Seven (or its successor-in-interest) with respect to such Licensed Patent Rights, on the same terms as set forth in the Settlement and License Agreement.  In such event, SSB and Forty Seven (or its successor-in-interest) shall promptly execute such documentation as is reasonably necessary to reflect such direct right and/or license and terms.

4.SSB hereby irrevocably releases and forever discharges all and/or any claims, rights to appeal, demands, costs, liabilities, and set-offs (in each case, existing or future, contingent or actual) arising in connection with the Proceedings, in so far as said claims, rights to appeal, demands, costs, liabilities  and set-offs pertain to the alleged invalidity of SSB European Patent, the SSB US Patent and the SSB UK Patent.

5.The person signing below on behalf of SSB has the right and authority to execute this Release and Assurance on behalf of SSB and to bind SSB hereto.

On Behalf of Stichting Sanquin Bloedvoorziening

Signature:

Printed Name:

Title:

Date:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.